Exhibit 99.1

SpringWorks Therapeutics Appoints Julie Hambleton, M.D. to its Board of Directors

Stamford, Conn., May 26, 2020– SpringWorks Therapeutics, Inc. (Nasdaq: SWTX), a clinical-stage biopharmaceutical company focused on developing life-changing medicines for patients with severe rare diseases and cancer, today announced the appointment of Julie Hambleton, M.D. to the Company’s Board of Directors.

“We are delighted to welcome Julie to the SpringWorks Board of Directors. She is a leading oncology drug developer whose experience will further strengthen our board and provide valuable insight as we advance our diversified pipeline of targeted oncology programs in rare oncology indications, multiple myeloma and metastatic solid tumors,” said Saqib Islam, Chief Executive Officer of SpringWorks Therapeutics.

Dr. Hambleton, M.D. added, “I am impressed by the breadth and quality of targeted oncology programs that SpringWorks is advancing both as a monotherapy for patients with rare diseases, and as combination therapies for patients with highly prevalent cancers. SpringWorks has built leading drug development capabilities and has already demonstrated strong execution across their portfolio. I look forward to working with the team and sharing my experience to guide the current and future development programs.”

Julie Hambleton, M.D. is a senior biotechnology executive with over 20 years of experience in clinical drug development from pre-clinical through Phase 4 and post-marketing studies. She has extensive experience working with regulatory agencies, including the U.S. FDA and the European Medicines Agency (EMA), and in filings of Investigational New Drug Applications (INDs), Biologics License Applications (BLAs), and Special Protocol Assessments (SPAs). Dr. Hambleton served as Senior Vice President, Chief Medical Officer, Head of Development at IDEAYA Biosciences, an oncology medicine company, until her retirement on April 30, 2020. Previously, she was Vice President, Head of U.S. Medical at Bristol-Myers Squibb, overseeing Medical & Health Economic and Outcomes Research activities in support of the Oncology, Immuno-Oncology, Specialty and Cardiovascular marketed portfolios. Previously, she served as Executive Vice President and Chief Medical Officer at Five Prime Therapeutics and Vice President, Clinical Development, at Clovis Oncology. Dr. Hambleton began her industry career at Genentech, most recently as Group Medical Director, Global Clinical Development, leading a cross-functional group conducting Phase 2 and 3 trials of Avastin®. Dr. Hambleton also serves on the board of directors of IGM Biosciences, Inc., a publicly traded biotechnology company, and of Arch Oncology, a privately-held biotechnology company.

Dr. Hambleton completed her medical and hematology-oncology training at the University California, San Francisco, where she then served on faculty from 1993 to 2003. She received a B.S. from Duke University, and M.D. from Case Western Reserve University School of Medicine and was Board-certified in Hematology and Internal Medicine.

About SpringWorks Therapeutics

SpringWorks is a clinical-stage biopharmaceutical company applying a precision medicine approach to acquiring, developing and commercializing life-changing medicines for underserved patient populations suffering from devastating rare diseases and cancer. SpringWorks has a differentiated portfolio of small molecule targeted oncology product candidates and is advancing two potentially registrational clinical trials in rare tumor types, as well as several other programs addressing highly prevalent, genetically defined cancers. SpringWorks’ strategic approach and operational excellence in clinical development have enabled it to rapidly advance its two lead product candidates into late-stage clinical trials while simultaneously entering into multiple shared-value partnerships with industry leaders to expand its portfolio. For more information, please visit www.springworkstx.com. Follow SpringWorks Therapeutics on social media: @SpringWorksTx and LinkedIn.

SpringWorks Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding SpringWorks’ clinical trials and its strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those related to SpringWorks’ financial results, the timing for completion of SpringWorks’ clinical trials of its product candidates, whether and when, if at all, SpringWorks’ product candidates will receive approval from the U.S. Food and Drug Administration, or FDA, or other foreign regulatory authorities, uncertainties and assumptions regarding the impact of the COVID-19 pandemic on SpringWorks’ business, operations, clinical trials, supply chain, strategy, goals and anticipated timelines, competition from other biopharmaceutical companies, and other risks identified in the section entitled “Risk Factors” in Item 1A of Part II of SpringWorks’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as well as discussions of potential risks, uncertainties and other important factors in SpringWorks’ subsequent filings with the Securities and Exchange Commission. SpringWorks cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. SpringWorks disclaims any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent SpringWorks’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date.

# # #

SpringWorks Media/Investor Contact:

Kim Diamond

203-561-1646

kdiamond@springworkstx.com